UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019

Aravive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LyondellBasell Tower

1221 McKinney Street, Suite 3200

Houston, Texas 77010

(Address of principal executive offices, including zip code)

(936) 355-1910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On March 26, 2019, Aravive, Inc., a Delaware corporation, (the “Company”), entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Piper Jaffray & Co. (“Piper Jaffray”) to sell shares of the Company’s common stock, par value $0.0001 per share, from time to time, through an “at the market offering” program pursuant to which Piper Jaffray will act as sales agent. The Prospectus Supplement (defined below) relates to the offering of $20.25 million in shares of the Company’s common stock and the Company will be required to file an additional prospectus supplement in the event it seeks to offer more than $20.25 million in shares of its common stock in accordance with the Equity Distribution Agreement.

Under the Equity Distribution Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Equity Distribution Agreement, Piper Jaffray may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made directly on The Nasdaq Stock Market LLC or on any other existing trading market for the common stock. In addition, with the Company’s prior written approval, Piper Jaffray may also sell shares by any other method permitted by law, including in negotiated transactions. Piper Jaffray will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices, applicable state and federal laws, rules and regulations and the rules of The Nasdaq Stock Market LLC. The Equity Distribution Agreement may be terminated by the Company upon written notice to Piper Jaffray for any reason or by Piper Jaffray upon written notice to the Company for any reason or at any time under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company.

The Equity Distribution Agreement provides that Piper Jaffray will be entitled to compensation for its services of up to 3.0% of the gross sales price of all shares sold through Piper Jaffray under the Equity Distribution Agreement. The Company has no obligation to sell any shares under the Equity Distribution Agreement, and may at any time suspend solicitation and offers under the Equity Distribution Agreement. The Equity Distribution Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and Piper Jaffray, other obligations of the parties and termination provisions.

The shares will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-219765) (the “Registration Statement”), declared effective by the Securities and Exchange Commission (the “SEC”) on September 11, 2017. The Company filed a prospectus supplement (the “Prospectus Supplement”), dated March 26, 2019, with the SEC in connection with the offer and sale of the shares pursuant to the Equity Distribution Agreement.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Gracin & Marlow, LLP, relating to the shares of common stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated as of March 26, 2019, between Aravive, Inc. and Piper Jaffray & Co.

5.1	Opinion of Gracin & Marlow, LLP.

23.1	Consent of Gracin & Marlow, LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAVIVE, INC. (Registrant)

Date: March 26, 2019	By:	/s/ Jay P. Shepard
	Name:	Jay P. Shepard
	Title:	Chief Executive Officer